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                                  EXHIBIT 10.49











                            STOCK PURCHASE AGREEMENT


                           Dated as of August 23, 2001


                                 By and Between


      PHARMACEUTICAL MARKETING BRANDS, INC. (AND ITS SUCCESSOR AND ASSIGNS)


                                       and


                                BIONUTRICS, INC.
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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1      SALE OF STOCK.................................................1

      1.1   Sale of Stock....................................................1

      1.2   Purchase Price and Payment.......................................1

      1.3   Closing..........................................................1

ARTICLE 2      REPRESENTATIONS OF PMB........................................2

      2.1   Knowledge of BNRX................................................2

      2.2   Existence and Good Standing......................................2

      2.3   Subsidiaries.....................................................2

      2.4   Capital Stock....................................................2

      2.5   Purchased Shares.................................................3

      2.6   Authorization, Etc...............................................3

      2.7   No Violation.....................................................3

      2.8   Financial Statements.............................................3

      2.9   Books and Records................................................4

      2.10  Title to Properties; Encumbrances................................4

      2.11  Real Property; Leases............................................5

      2.12  Intellectual Property............................................5

      2.13  Material Contracts...............................................5

      2.14  Consents and Approvals; No Violations............................6

      2.15  Litigation.......................................................6

      2.16  Taxes............................................................7

      2.17  Liabilities......................................................8

      2.18  Insurance........................................................8

      2.19  Compliance with Laws.............................................8

      2.20  ERISA and Related Matters........................................9


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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE


      2.21  Customer Warranties.............................................12

      2.22  Environmental Laws and Regulations..............................12

      2.23  Bank Accounts, Powers of Attorney...............................12

      2.24  Compensation of Employees.......................................12

      2.25  Conduct of Business.............................................12

      2.26  Accounts Receivable; Inventories................................13

      2.27  Customer and Suppliers..........................................13

      2.28  Broker's or Finder's Fees.......................................14

      2.29  Disclosure......................................................14

      2.30  Copies of Documents.............................................14

      2.31  Assets..........................................................14

      2.32  SEC Reporting...................................................14

      2.33  Acknowledgement of Disclosure of Acquisition Plan...............14

ARTICLE 3      REPRESENTATIONS OF PMB.......................................15

      3.1   Representations of PMB..........................................15

      3.2   Existence and Good Standing; Power and Authority................15

      3.3   Consents and Approvals; No Violations...........................15

      3.4   Broker's or Finder's Fees.......................................15

      3.5   Investment Representations......................................15

ARTICLE 4      COVENANTS OF BNRX............................................17

      4.1   Conduct of Business of the Corporation..........................17

      4.2   Exclusive Dealing...............................................17

      4.3   Review of the Corporation.......................................17

      4.4   Notice of Developments..........................................18

      4.5   Notices and Consents............................................18


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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE

      4.6   No Dissolution..................................................18

      4.7   Monthly Financial Statements....................................18

      4.8   Disclosure Statement............................................18

      4.9   Stock Option Grant..............................................18

ARTICLE 5      CONDITIONS TO PMB'S OBLIGATION TO CLOSE......................19

      5.1   Deliveries by the Corporation at Closing........................19

      5.2   No Material Adverse Change......................................19

      5.3   Truth of Representations and Warranties.........................19

      5.4   No Litigation Threatened........................................19

      5.5   Performance of Agreements.......................................19

      5.6   Notices and Consents............................................19

      5.7   Due Diligence...................................................19

      5.8   NASDAQ Listing..................................................20

      5.9   Technology Value................................................20

      5.10  Review by Tax Counsel...........................................20

      5.11  Board of Directors..............................................20

      5.12  Disclosure Statement............................................20

      5.13  Shareholder Approval............................................20

ARTICLE 6      CONDITIONS TO THE CORPORATION'S OBLIGATIONS
               TO CLOSE.....................................................20

      6.1   Deliveries by PMB to the Corporation at the Closing.............20

      6.2   Truth of Representations and Warranties.........................20

      6.3   Performance of Agreements.......................................21

      6.4   No Litigation Threatened........................................21

      6.5   Fairness Opinion................................................21


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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE

ARTICLE 7      THE CORPORATION'S DELIVERIES AT CLOSING......................21

      7.1   Deliveries by the Corporation to PMB at Closing.................21

ARTICLE 8      PMB'S DELIVERIES AT CLOSING..................................22

      8.1   Deliveries by PMB to BNRX at Closing............................22

ARTICLE 9      TERMINATION AND ABANDONMENT..................................22

      9.1   Methods of Termination..........................................22

      9.2   Procedure Upon Termination......................................23

ARTICLE 10     MISCELLANEOUS................................................23

      10.1  Survival........................................................23

      10.2  Expenses........................................................23

      10.3  Governing Law...................................................23

      10.4  Captions........................................................23

      10.5  Notices.........................................................24

      10.6  Parties in Interest.............................................24

      10.7  Counterparts....................................................24

      10.8  Entire Agreement................................................24

      10.9  Amendments......................................................24

      10.10 Severability....................................................24

      10.11 Third Party Beneficiaries.......................................25

      10.12 Assignment......................................................25

      10.13 Jurisdiction....................................................25

      10.14 Waiver of Jury Trial............................................26


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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT ("Agreement") dated as of the 23rd day of August, 2001 by and among Pharmaceutical Marketing Brands, Inc., a Delaware corporation, and its successors and assigns ("PMB"), and Bionutrics, Inc., a Nevada corporation (referred to herein as "BNRX" or the "Corporation"). PMB and BNRX are herein collectively referred to as the "Parties."

                              W I T N E S S E T H:

      WHEREAS, BNRX is in the business of discovering, developing and applying biologically active compounds from natural sources, and owns certain proprietary technology, compounds, processing methods and products (collectively referred to herein as the "Business");

      WHEREAS, BNRX is a corporation whose common stock was publicly traded on the NASDAQ SmallCap Market under the symbol "BNRX" and is currently traded on the OTC Bulletin Board; and

      WHEREAS, PMB desires to acquire, and BNRX desires to sell, such number of shares of capital stock as will equal 49 percent of the total issued and outstanding shares of capital stock of BNRX, on a fully diluted basis (as provided herein), as of the Closing Date (as herein defined).

      NOW, THEREFORE, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS:

                                   ARTICLE 1

                                  SALE OF STOCK

         1.1 Sale of Stock. Subject to the terms and conditions to closing set forth in this Agreement, BNRX does hereby agree to issue, sell, convey, transfer and deliver to PMB, and PMB does hereby agree to purchase from BNRX, on the Closing Date, such number of shares of BNRX common stock as shall equal 49 percent of the total issued and outstanding shares of capital stock, on a fully diluted basis (assuming the exercise of all options and warrants to purchase capital stock of the Corporation and the conversion of all preferred stock and any other securities that are convertible into capital stock of the Corporation), of the Corporation (collectively referred to herein as the "Purchased Shares"). The certificates representing the Purchased Shares shall be delivered to PMB or its designees in such denominations as PMB shall designate in writing to BNRX.

         1.2 Purchase Price and Payment. In full consideration for the sale of the Purchased Shares, and the representations, covenants and agreements of BNRX set forth herein, PMB agrees to pay to BNRX the sum of $5,000,000 (the "Purchase Price") in cash at Closing.

         1.3 Closing. Closing on the transactions contemplated by this Agreement ("Closing") shall occur on or before October 15, 2001 or at such other time and date as the parties hereto shall designate in writing (the "Closing Date"); provided, however, that PMB may extend the Closing Date in its sole discretion if any of the conditions to PMB's obligations to close set forth in Article V
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herein are not satisfied in PMB's sole and absolute discretion. Closing shall occur at PMB's offices located at 100 Woodbridge Center Drive, Suite 202, Woodbridge, New Jersey 07095.

                                   ARTICLE 2

                             REPRESENTATIONS OF BNRX

      All references to the Corporation or BNRX in this Article 2 shall include all subsidiaries of the Corporation.

      Except as set forth in the disclosure statement to be delivered by the Corporation to PMB by no later than September 20, 2001 (the "Disclosure Statement") and which provides an exception to or otherwise qualifies in reasonable detail, and with specific Section references, the representations and warranties of the Corporation specifically referred to therein, the Corporation hereby represents and warrants to PMB as of the date hereof and as of the Closing Date as follows:

         2.1 Knowledge of BNRX. The representations and warranties of BNRX herein to the extent based on knowledge shall be deemed to be based on the knowledge of Dr. Ronald H. Lane, Chairman and CEO, and Karen Harwell, Chief Accounting Officer, of BNRX (the "BNRX Management").

         2.2 Existence and Good Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. The Corporation's subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the state of their respective incorporation. The Corporation and its subsidiaries have the requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as now being conducted. The Corporation and its subsidiaries are duly qualified and are in good standing as foreign corporations in every jurisdiction in which the location of the properties owned, leased or operated by the them or the nature of the business conducted by them makes such qualification as a foreign corporation necessary.

         2.3 Subsidiaries. The Corporation has no subsidiaries. The Corporation has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation or in any partnership, joint venture, or other business enterprise or entity. The Business carried on by the Corporation has not been conducted through any other direct or indirect subsidiary or Affiliate of any Stockholder. All of the outstanding shares of the capital stock of each subsidiary are owned by the Corporation, are duly authorized, validly issued, fully paid and nonassessable, and have been issued in material compliance with all applicable securities laws. The Corporation has good and marketable title to all of the shares of outstanding capital stock of each subsidiary, free and clear of all liens, contracts or other limitations whatsoever. True, complete and correct copies of each subsidiary's charter and bylaws as presently in effect are attached to the Disclosure Statement. No shares of capital stock of any subsidiary are reserved for issuance and there are no outstanding options, claims, contracts, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any subsidiary or pursuant to which any subsidiary is or may become obligated to issue or exchange any shares of capital stock.

         2.4 Capital Stock. The Corporation has authorized and issued and outstanding capital stock as set forth in the Disclosure Statement. All outstanding shares of capital stock of the


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Corporation have been, and will on the Closing Date be, duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, preemptive rights, rights of first refusal, rights of first offer, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Corporation, other than as contemplated by this Agreement.

         2.5 Purchased Shares. The Purchased Shares to be delivered at Closing have been duly authorized for issuance and, when delivered and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will be free and clear of all liens, encumbrances, restrictions and claims of every kind.

         2.6 Authorization, Etc. The Corporation has full power and authority to enter into this Agreement and the agreements contemplated hereby and to issue and deliver the Purchased Shares and the certificates evidencing such Purchased Shares to PMB as provided for herein. This Agreement and all other agreements contemplated hereby to be entered into by the Corporation each constitute a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with their respective terms. The Corporation has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Corporation of this Agreement and any other agreements or instruments executed by the Corporation in connection herewith and the consummation of the transactions contemplated herein and therein. This Agreement and the other agreements and instruments executed by the Corporation in connection herewith will each be a valid and binding obligation of the Corporation enforceable in accordance with its respective terms except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         2.7 No Violation. The execution, delivery and performance by the Corporation of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Corporation, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any lien upon the Corporation's capital stock or assets pursuant to,
(d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any authority pursuant to, the charter or bylaws of the Corporation or any applicable regulation, order or any material contract to which the Corporation is subject. The Corporation has complied in all material respects with all applicable regulations and orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         2.8 Financial Statements.


                  (a) True, correct and complete copies of the audited consolidated balance sheets of the Corporation and its subsidiaries as of October 31, 1998, 1999 and 2000 and the related audited statements of income, retained earnings and cash flows of the Corporation and its subsidiaries for the fiscal years then ended, all certified by Deloitte & Touche LLP (individually, a "Corporation Audited Financial Statement" and collectively, the "Corporation Audited Financial Statements") and the unaudited consolidated balance sheets of the Corporation and its subsidiaries as of July 31, 2001


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and the related consolidated statements of income, retained earnings and cash flows of the Corporation and its subsidiaries for the nine month period then ended (the "Corporation Interim Financial Statements") are attached to the Disclosure Statement. The Corporation Audited Financial Statements and the Corporation Interim Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied by the Corporation throughout the periods indicated ("GAAP"), are complete and accurate, certified by the Corporation's President or Chief Accounting Officer, and fairly present in all material respects, the consolidated financial position of the Corporation and its subsidiaries at the respective dates thereof, and the consolidated results of the operations and cash flows of the Corporation and its subsidiaries for the respective periods indicated (except that the Corporation Interim Financial Statements may not contain all of the footnotes required by GAAP).

                  (b) Except as set forth in the Corporation Interim Financial Statements, the Corporation does not have any indebtedness, obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) arising out of transactions entered into at or prior to the Closing Date, or any state of facts existing at or prior to the Closing Date.

                  (c) Since July 31, 2001, there has been (i) no material adverse change in the Business, operations, assets, accounting treatment, liabilities, financial condition, results of operations or prospects of the Corporation and its subsidiaries, or (ii) material damage or loss to any asset or property, tangible or intangible, of the Corporation or its subsidiaries which materially affects the ability of the Corporation or its subsidiaries to conduct the Business.

                  (d) The Disclosure Statement sets forth a projection, which represents BNRX Management's best estimate, of the cash flow of the Corporation for the two-year period commencing as of August 1, 2001.

                  (e) The Disclosure Statement sets forth all licenses fees, royalties and other payments in connection with the technology used by the Corporation which the Corporation currently owes, or is anticipated to owe in the future.

         2.9 Books and Records. The minute books of the Corporation which have been and will be made available to PMB and its representatives prior to Closing contain accurate records of all meetings of, and corporate action taken by, the stockholders and Board of Directors of the Corporation.

         2.10 Title to Properties; Encumbrances. Except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, the Corporation has good title to its properties and assets (real and personal, tangible and intangible) used in its Business and reflected on the Corporation Interim Financial Statements. None of such properties or assets are subject to any encumbrance, lien, charge, claim or other restriction of any kind or character ("Encumbrances"), except for (i) Encumbrances reflected in the most recent Corporation Financial Statements or Corporation Interim Financial Statements, (ii) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (iii) Encumbrances arising by operation of law in the ordinary course of business, which are not material either individually or in the aggregate, and (iv) Encumbrances described in the Disclosure Statement which are not material either individually or in the aggregate (Encumbrances of the type described in


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clauses (i), (ii), (iii) and (iv) above are hereinafter sometimes referred to as
"Permitted Encumbrances").

         2.11 Real Property; Leases. The Corporation owns no real property nor has it owned any real property in the past. The Disclosure Statement contains an accurate and complete list of all real property leased by the Corporation. Each lease set forth in the Disclosure Statement is in full force and effect; all rents and additional rents due to date from the Corporation on each such lease have been paid; and, to the knowledge of BNRX Management, there exists no event, occurrence, condition or act (including the consummation of the sale contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default by the Corporation under such lease. No damage or destruction has occurred affecting any of the real property which could have a material adverse effect on the Corporation or its Business, ordinary wear and tear excepted. All of the buildings, structures and appurtenances situated on the real property leased by the Corporation are in good operating condition and are adequate for the purposes for which they are presently being used. No condemnation proceeding is pending or, to the knowledge of BNRX Management, threatened which would preclude or impair the use of any such property by the Corporation for the purposes for which it is currently used.

         2.12 Intellectual Property. The Disclosure Statement sets forth a complete and accurate list of all patents, patent applications and disclosures, unpatented inventions, copyrights, trade secrets, URLs, domain names, trademarks, service marks, know-how, and intellectual property owned or licensed by the Corporation both registered and unregistered (collectively referred to herein as "Intellectual Property"). Except as set forth in the Disclosure Statement (i) all Intellectual Property is owned by the Corporation, (ii) no rights to any of the Intellectual Property have been granted to any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person") and (iii) the Corporation possesses all Intellectual Property necessary or desirable to conduct its Business as currently conducted or proposed to be conducted. The Corporation has not received notice of any adverse claim to the Corporation's ownership of any rights in Intellectual Property, nor is the Corporation aware of facts that would support such a claim. During the past five years, the Corporation has not
(i) infringed or violated any Intellectual Property right belonging to any other Person, or (ii) received notice from any Person of such infringement or violation. The Corporation represents that all Intellectual Property for which a patent has not been issued or applied has been protected by agreements restricting the use and disclosure of information relating to such Intellectual Property (collectively referred to herein as "Confidentiality Agreements"). All Confidentiality Agreements shall be made available to PMB, which the Corporation represents constitute all such Confidentiality Agreements executed by the Corporation relating to the Corporation.

         2.13 Material Contracts. The Disclosure Statement contains a complete list of every material contract to which the Corporation is a party or to which its assets are bound. The Corporation is neither a party to nor is bound by (i) any agreement, contract or commitment that involves the performance by the Corporation, the purchase of its goods or services, the provision of the Corporation employees, a capital expenditure by the Corporation, in each of the foregoing cases in excess of $25,000 annually, (ii) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (iii) any agreement relating to the deferred purchase price of property (excluding trade payables in the ordinary course of business), (iv) any loan or advance to, investment in, or commitment to make any loan, advance or investment in any Person, (v) any agreement or commitment involving a


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sharing of the Corporation profits, (vi) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person, (vii) any agreement, contract or commitment limiting the ability of the Corporation to engage in any line of business or to compete with any Person or to otherwise acquire property or conduct business in any area, (viii) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Corporation, other than in the ordinary course of business, (ix) employment, consulting, sales, commissions, advertising or marketing contracts which provide for annual payments in excess of $25,000, or (x) any material contract that requires the consent of any party in connection with the execution, delivery or performance of this Agreement. Each contract or agreement set forth in the Disclosure Statement (or required to be set forth in the Disclosure Statement) is valid, binding and enforceable in accordance with its terms, is in full force and effect and there exists no material default by the Corporation or, to the knowledge of BNRX Management, event, occurrence, condition or act (including the consummation of the sale contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, could become a default by the Corporation. To the knowledge of BNRX Management, there does not exist any material default by any other party to any contract or agreement set forth in the Disclosure Statement.

         2.14 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement (a) will not violate or contravene any provision of the Articles of Incorporation or Bylaws of the Corporation, (b) will not violate or contravene any statute, rule, regulation, licensing requirement, order or decree of any court or governmental, regulatory or authority applicable to the Corporation, its business, properties or operations as presently conducted, (c) will not require any filing with, or obtaining the consent or approval of, or the giving of any notice to, any governmental agency or authority, or any other Person, and (d) will not result in a violation or breach of, constitute (with or without due notice or lapse of time or both) a default, give rise to any right of termination, cancellation, payment or acceleration under, or result in the creation of any encumbrance upon any of the properties or assets of the Corporation under, any of the terms, conditions or provisions of any agreement, instrument or obligation to which the Corporation is a party, or by which the Corporation, or any of its assets, may be bound.

         2.15 Litigation. There is no pending action, suit, proceeding, arbitration, or administrative proceeding by or before any court or governmental agency, or, to the knowledge of any of BNRX Management, threatened, against or affecting the Corporation, or against any of the capital stock, properties, assets or business prospects of the Corporation, which could reasonably be expected to have a material adverse effect on the right or ability of the Corporation to carry on its business as now conducted or affect the ability of the parties hereto to consummate the transactions contemplated by this Agreement, and none of BNRX Management knows of any valid basis for any such action or proceeding. The Corporation is not subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to have a material adverse effect on the business, financial condition, assets, results of operations or prospects of the Corporation. The Disclosure Statement contains a description of all litigation, arbitration, mediations, and administrative proceedings, in which the Corporation has been involved over the past five years from the date hereof, including, but not limited to, any such matter which has been resolved or adjudicated.

         2.16 Taxes.

                  (a) Tax Returns. The Corporation has timely filed or caused to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for taxes


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
("Returns") required to be filed by, or with respect to, the Corporation prior to the Closing Date. The Returns were correct and complete in all respects, and accurately reflect all liability for taxes of the Corporation for the periods covered thereby. For purposes hereof, the term "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code of 1986, as amended (the "Code"), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  (b) Payment of Taxes. All Taxes and Tax liabilities of the Corporation for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Periods"), whether or not shown on the Returns, have been timely paid or accrued. If accrued, such Taxes and Tax liabilities have been adequately disclosed on the books and records of the Corporation in accordance with GAAP, and the Corporation has reserved sufficient funds to fully satisfy such Taxes and Tax liabilities.

                  (c) Partnerships, Tax Sharing Agreements, etc. Neither the Corporation nor its subsidiaries is subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes. Neither the Corporation nor its subsidiaries is a party to any Tax sharing agreement. Neither the Corporation nor its subsidiaries has filed a consent under Section 341(f) of the Code or comparable provisions of any state statutes. Neither the Corporation nor its subsidiaries has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. The Corporation and its subsidiaries have not been classified as a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and will provide PMB with the appropriate certification described in Treas. Reg. 1.1445-2 on the Closing Date. No power of attorney has been granted by the Corporation or its subsidiaries with respect to any matter relating to Taxes which is currently in force.

                  (d) Other Tax Matters.

                           (i) There is no action, suit, proceeding,
investigation, audit, assessment or claim now pending or, to the knowledge of BNRX Management, threatened by any authority regarding any Taxes relating to the Corporation for any Pre-Closing Period.

                           (ii) All Taxes which the Corporation is (or was)
required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

                           (iii) No claim has ever been made by any taxing
authority in a jurisdiction where the Corporation does not file Returns that the Corporation is or may be subject to taxation by that jurisdiction.


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                           (iv) There are no agreements for the extension or
waiver of the time for assessment or collection of any Taxes relating to the Corporation for any Pre-Closing Period and the Corporation has not been requested to enter into any such agreement or waiver.

                           (v) There are no liens or security interests on any
of the assets of the Corporation that arose in connection with any failure (or alleged failure) to pay any Taxes.

         2.17 Liabilities. The Corporation is not in default in respect of the terms or conditions of any indebtedness, commitment or liability. The Corporation represents to PMB that it has not received any notice or claim of such default with respect to the foregoing. The Disclosure Statement contains a true and correct list of all debt agreements to which the Corporation or its assets are bound. None of the obligations set forth in such agreements will be accelerated, mature, or result in any penalty to the Corporation as a result of the consummation of the transactions contemplated by this Agreement.

         2.18 Insurance. The Disclosure Statement contains an accurate and complete summary description of all policies of property, fire and casualty, general liability, workers compensation and other forms of insurance owned or held by the Corporation. The Corporation has not received any notice of cancellation of any policy described in the Disclosure Statement or refusal of coverage thereunder. With respect to each such policy listed on the Disclosure
Statement: (a) the policy is legal, valid, binding, enforceable, and in full force and effect; (b) the policy will continue to be legal, valid, binding and enforceable, and in full force and effect on identical terms following the consummation of the sale of the Purchased Shares to PMB; and (c) neither the Corporation nor, to the knowledge of BNRX Management, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration under the policy. The Corporation currently is and has been for the past three years covered by insurance in scope and amount customary and reasonable for the Businesses in which it has engaged during this period, including but not limited to directors and officers liability insurance. Since the last renewal date of any insurance policy, there has not been any material adverse change in the relationship of the Corporation with its insurers or in the premiums payable pursuant to such policies. All insurance premiums owing prior to the Closing Date shall have been paid.

         2.19 Compliance with Laws. To the knowledge of BNRX Management, the Corporation has operated in compliance with all applicable laws, regulations, licensing requirements, orders, judgments and decrees applicable to its Business, assets and operations, and has obtained all required governmental approvals and permits in each jurisdiction in which it does business except where the failure to so comply or obtain could not reasonably be expected to have a material adverse effect on the Corporation or its Business, financial condition, assets, results of operations or prospects. The Corporation has not received nor is BNRX Management aware of any action, suit, proceeding, investigation, charge, complaint or notice or claim alleging a failure to so comply.

         2.20 ERISA and Related Matters.

                  (a) Benefit Plans; Obligations to Employees. Neither the Corporation, nor any ERISA Affiliate of the Corporation, is a party to or participates in or has any liability or contingent liability with respect to:
(i) any "employee welfare benefit plan" or "employee pension benefit plan" or "multiemployer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); or (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA). For purposes hereof, the term "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Corporation would be deemed a "single employer" within the meaning of Section 4001(b)(i) of ERISA. Any plan, arrangement or contract described in (i) or (ii) above for which the Corporation or any ERISA Affiliate of the Corporation may have any liability or contingent liability is sometimes hereinafter referred to as a "Benefit Plan."

                  (b) Plan Documents and Reports. A true and correct copy of each of the Benefit Plans listed on the Disclosure Statement, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management contracts, subscription and participation contracts and recordkeeping contracts, each as in effect on the date hereof, has been supplied to PMB. In the case of any Benefit Plan that is not in written form, PMB has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof. A true and correct copy of the three most recent annual reports and accompanying schedules, the three most recent actuarial reports, and the most recent summary plan description and Internal Revenue Service determination letter with respect to each such Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Benefit Plan has been supplied to PMB by the Corporation, and there have been no material changes in the financial condition of the respective Benefit Plans from that stated in the annual reports and actuarial reports supplied.

                  (c) Compliance with Laws; Liabilities. As to all Benefit Plans, except as would not have a material adverse effect:

                           (i) All Benefit Plans comply, and have been
administered in form and in operation, with all Regulations and Benefit Plan documents applicable thereto, including without limitation the timely filing of all annual reports required with respect to such Benefit Plans, and neither the Corporation nor any ERISA Affiliate of the Corporation has received any notice from any authority questioning or challenging such compliance.

                           (ii) All Benefit Plans that are intended to be
qualified under Section 401(a) of the Code comply in form and in operation with all applicable requirements of Sections 401(a) and 501(a) of the Code; there have been no amendments to such Benefit Plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred that will or could give rise to disqualification of any such Benefit Plan under such sections or to any Tax under Section 511 of the Code. Except as required to maintain the tax-qualified status of any Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the termination or amendment of any Benefit Plan.

                           (iii) None of the assets of any Benefit Plan are
invested in employer securities or employer real property, as those terms are defined in Section 407(d) of ERISA.

                           (iv) There have been no "prohibited transactions" (as
described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and neither the Corporation nor any ERISA Affiliate of the Corporation has otherwise engaged in any prohibited transaction.

                           (v) There have been no acts or omissions by the
Corporation or any ERISA Affiliate of the Corporation that have given rise to or may give rise to fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which the Corporation or any ERISA Affiliate of the Corporation may be liable.

                           (vi) There are no claims (other than routine claims
for benefits) pending or threatened involving any Benefit Plans or the assets of such plans, and no facts exist which could give rise to any such claims (other than routine claims for benefits). Except for payments of premiums to the Pension Benefit Guaranty Corporation ("PBGC"), which have been timely paid in full, neither the Corporation nor any ERISA Affiliate has incurred any liability (including, for this purpose and for the purpose of all of the representations in this Section 2.20, any indirect, contingent, or secondary liability) to the PBGC in connection with any Benefit Plan, including, without limitation, any liability under Section 4069 or 4212(c) of ERISA or any penalty imposed under
Section 4071 of ERISA, or ceased operations at any facility or withdrawn from any such Benefit Plan in a manner which could subject it to liability under
Section 4062, 4063 or 4064 of ERISA, or knows of any facts or circumstances that might give rise to any liability of the Corporation or any ERISA Affiliate to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against PMB by the PBGC.

                           (vii) As to any Benefit Plan that is subject to Title
IV of ERISA, there have been no "reportable events" (as described in Section 4043 of ERISA), and no steps have been taken to terminate any such Benefit Plan. Neither the Corporation nor any of its subsidiaries nor any of their respective directors, officers, employees or, to the knowledge and belief of BNRX Management, other persons who participate in the operation of any Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Benefit Plan by any party with standing to make such claim.

                           (viii) All Benefit Plans that are group health plans
have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable, and no such group health plan is a self-insured plan. Neither the Corporation nor any of its subsidiaries maintains any Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither the Corporation nor any of its subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither the Corporation nor any of its subsidiaries have any unfunded liabilities pursuant to any Benefit Plan that is not intended to be qualified under Section 401(a) of the Code.

                           (ix) Actuarially adequate accruals for all
obligations or contingent obligations under the Benefit Plans are reflected in the Corporation's Financial Statements and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the plan years which include the Closing Date.

                           (x) There are no unfunded benefit liabilities, within
the meaning of Section 4001(a)(16) of ERISA, with respect to any Benefit Plan subject to Title IV of ERISA.

                           (xi) No Benefit Plan subject to the requirements of
Section 412 of the Code or Section 302 of ERISA has incurred an "accumulated funding deficiency" (as defined in such applicable section and any regulations thereunder), and none of the assets of the Corporation or its ERISA Affiliates is subject to any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code.

                           (xii) Except as specifically set forth in the
Disclosure Statement to this Agreement, the execution of and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment (whether of severance pay or otherwise), acceleration, vesting, or increase in benefits under any Benefit Plan. No Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

                           (xiii) Full payment has been timely made of all
amounts which the Corporation or any ERISA Affiliate is required, under applicable law or under any Benefit Plan or any contract relating to any Benefit Plan to which the Corporation or any ERISA Affiliate is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any authority, and to the knowledge of the Corporation no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. Benefits under all Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

         (d) Multiemployer Plans. Each Benefit Plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) with respect to which the Corporation or any ERISA Affiliate may have any liability, including any liability attributable to a current or former ERISA Affiliate of the Corporation, and the maximum amount of such liability (determined in the case as if the Corporation or any ERISA Affiliate of the Corporation incurred complete withdrawal immediately after the Closing) is listed on the Disclosure Statement. With respect to such Benefit Plans:

                           (i) Neither the Corporation nor any ERISA Affiliate
of the Corporation has withdrawn, partially withdrawn, or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability against any of them; and

                           (ii) Neither the Corporation nor any ERISA Affiliate
of the Corporation has received any notice that any such Benefit Plan is in reorganization, that increased contributions may be required to avoid a reduction in benefits under the Benefit Plan or the imposition of any excise tax, or that any such Benefit Plan is or may become insolvent.

         2.21 Customer Warranties. There are no pending nor, to the knowledge of BNRX Management, threatened claims under or pursuant to any warranty, whether expressed or implied, on products or services sold by the Corporation that should be disclosed pursuant to GAAP but are not disclosed, or referred to in the Financial Statements and that are not fully reserved against except for such immaterial claims that the Corporation resolves in the ordinary course of business by providing additional services to the customer.

         2.22 Environmental Laws and Regulations. To the knowledge of BNRX Management, the Corporation is in compliance with all applicable environmental laws with respect to any property owned, leased or occupied by it. There are no pending or, to the knowledge of the BNRX Management, threatened environmental claims against the Corporation or, to the knowledge of the BNRX Management, any property owned, leased or occupied by the Corporation. There are no facts, circumstances, conditions or occurrences on any property leased or occupied by the Corporation that could reasonably be anticipated (i) to form a basis of an environmental claim against the Corporation, or (ii) to cause such property or any of Corporation's assets to be subject to any restrictions on the ownership, occupancy, use or transferability thereof under any applicable environmental law.

         2.23 Bank Accounts, Powers of Attorney. The Disclosure Statement contains an accurate and complete list showing the name and address of each bank in which the Corporation has an account or safe deposit box, the number of any such account or any such box, and the names of all Persons authorized to draw thereon or to have access thereto. There are no outstanding powers of attorney executed on behalf of the Corporation.

         2.24 Compensation of Employees. The Disclosure Statement contains an accurate and complete list showing the names of all Persons employed by the Corporation with annual compensation in excess of $40,000. Such list sets forth the compensation structure and total 2000 and expected 2001 compensation of each such employee.

         2.25 Conduct of Business. Since the date of the most recent Corporation Audited Financial Statement, the Corporation has conducted its operations only according to its ordinary and usual course of business, preserved intact its business organization, kept available the services of its officers and employees, maintained satisfactory relationships with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with it. Since the date of the most recent Corporation Audited Financial Statement, the Corporation has (a) refrained from paying (other than in the ordinary course of business consistent with past practice) or increasing any bonuses, salaries, or other compensation to any director, officer, employee or shareholder or entering into any employment, severance, or similar agreement with any director, officer, or employee, (b) refrained from adopting or increasing the percentage contributed under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees, (c) refrained from entering into, modifying, amending, canceling or terminating any material contract or commitment other than in the normal course of business, (d) refrained from increasing its Indebtedness and imposing a security interest on any of its assets, (e) refrained from canceling or waiving any claim or right of substantial value, (f) refrained from redeeming, purchasing or otherwise acquiring any of its capital stock, (g) refrained from making any material change in accounting methods or practices, except as required by law or GAAP (h) refrained from issuing or selling any shares of capital stock or any other securities, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or making any other changes in its capital structure, (i) refrained from selling, transferring, leasing or otherwise disposing of any material asset or property,
(j) refrained from making any capital expenditure or commitment therefor other than in the ordinary course of business, (k) refrained from writing off as uncollectable any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material, (l) refrained from granting or entering into any license, sublicense or any right under or with respect to any of its Intellectual Property, (m) refrained from making or authorizing any change in its articles of incorporation or bylaws, (n) refrained from making any loan to or entering into any other transaction with any of its directors, officers, and employees, (o) settled accounts payable in a manner consistent with its past practice by paying bills in a timely fashion, (p) not experienced any damage, destruction, or loss (whether or not covered by insurance) with respect to its assets, properties or business, and (q) not experienced any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business.

         2.26 Accounts Receivable; Inventories. The Disclosure Statement contains a listing of the Corporation's accounts receivable (collectively, the "Accounts Receivable"), with aging, as of the date hereof. The amount of all Accounts Receivable, unbilled invoices and other debts due or recorded in the accounting records of the Corporation as being due to the Corporation as of the Closing Date (less the amount of any provision or reserve therefor made in the accounting records of the Corporation) will represent revenues generated in the ordinary course of business and were determined in accordance with GAAP in a manner consistent with past practice. There has been no material adverse change since the date of the most recent Corporation Financial Statement in the amount, aging or collectability of accounts receivable or other debts due to the Corporation. All Accounts Receivable, unbilled invoices and other debts due or recorded in the records and books of account of the Corporation as being due to the Corporation as at the Closing Date will be good and collectible in full in the ordinary course of business and in any event not later than 90 days after the Closing Date; and none of such Accounts Receivable or other debts is, or at the Closing Date will be, subject to any counterclaim or set-off. The Corporation does not maintain any inventories for sale in the ordinary course of business.

         2.27 Customer and Suppliers. No material supplier of the Corporation has advised the Corporation in writing within the past year that it will stop, or decrease the rate of, supplying materials, products, or services to the Corporation and no material customer of the Corporation has advised the Corporation in writing within the past year that it will stop, or decrease the rate of, buying materials, products or services from the Corporation. The Disclosure Statement contains a complete and accurate list of each customer that accounted for more than ten percent (10%) of the consolidated revenues of the Corporation during the last full fiscal year and the interim period through July 31, 2001 and the amount of revenues accounted for by such customer during each such period.

         2.28 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Corporation is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated by this Agreement.

         2.29 Disclosure. Neither this Agreement, nor the Corporation Audited Financial Statements or Corporation Interim Financial Statements referred to in
Section 2.8, the Disclosure

Statement, any Exhibit or certificate attached hereto or delivered pursuant to this Agreement or any document which has been supplied by or on behalf of the Corporation in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to BNRX Management which materially and adversely affects the business, operations, condition (financial or otherwise) or prospects of the Corporation, which has not been set forth in any of the foregoing and delivered to PMB.

         2.30 Copies of Documents. BNRX has made or will make available for inspection and copying by PMB and its advisers, true, complete and correct copies of all documents referred to in this Article II or in the Disclosure Statement.

         2.31 Assets. The real and personal property that will be owned or leased by the Corporation on the Closing Date constitutes all of the properties and assets used or held for use in connection with the Corporation's Business and are sufficient for the continued operation of the Corporation at historic levels. None of the Corporation's stockholders or Affiliates own or lease any of the assets which are used in connection with the operation of the Corporation's Business.

         2.32 SEC Reporting. The Corporation has filed on a timely basis with the Securities and Exchange Commission (the "SEC") all forms, statements, reports and documents required to be filed by it under each of the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended, (the "1934 Act") (collectively, the "Commission Reports"). The Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as applicable, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no orders issued by the SEC outstanding against the Corporation. The Disclosure Statement contains copies of (i) all notices and related correspondence and documents of SEC or NASDAQ violations since January 1, 1996 and (ii) all correspondence in connection with the delisting of the Corporation's common stock from the NASDAQ SmallCap Market.

         2.33 Acknowledgement of Disclosure of Acquisition Plan. BNRX Management acknowledge that PBM has disclosed that upon obtaining control of the Corporation's board of directors, its intends to have the Corporation engage in an acquisition plan of companies which PMB may make available which will involve the issuance of the Corporation's common stock as all or part of the consideration, the election of a new management team, and the creation of a management stock option plan pursuant to which stock options will be issued to such management persons.

                                   ARTICLE 3

                             REPRESENTATIONS OF PMB

      PMB represents and warrants to the Corporation as follows as of the date hereof and as of the Closing Date:

         3.1 Representations of PMB. For purposes of the following representations, warranties and agreements of PMB, the phrase "to the knowledge of PMB" shall mean to the knowledge of the senior executive officers of PMB ("PMB Management").

         3.2 Existence and Good Standing; Power and Authority. PMB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PMB has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. PMB has the legal power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized and approved by PMB and is a valid and binding obligation of PMB enforceable against PMB in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws effecting the enforcement of creditors' rights generally and by general equitable principles.

         3.3 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by PMB (a) will not violate or contravene any provision of the Certificate of Incorporation or Bylaws of PMB, (b) will not violate or contravene any statute, rule, regulation, licensing requirement, order or decree of any court or governmental, regulatory or authority applicable to PMB, (c) will not require any filing with, or obtaining the consent or approval of, or the giving of any notice to, any governmental agency or authority, or any other Person, and (d) will not result in a violation or breach of, constitute (with or without due notice or lapse of time or both) a default, give rise to any right of termination, cancellation, payment or acceleration under, or result in the creation of any encumbrance upon any of the properties or assets of PMB under, any of the terms, conditions or provisions of any agreement, instrument or obligation to which PMB is a party, or by which any of its assets may be bound.

         3.4 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of PMB is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto in connection with any of the transactions contemplated by this Agreement.

         3.5 Investment Representations.

                  (a) PMB is aware that the Purchased Shares are being offered and sold by means of an exemption under the 1933 Act, as well as exemptions under certain state securities laws for nonpublic offerings, and that it makes the representations, declarations and warranties as contained in this Section
3.5 with the intent that the same shall be relied upon in determining its suitability as a purchaser of the Purchased Shares.

                  (b) PMB is an "Accredited Investor" as defined in Rule 501 of Regulation D and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Corporation and of making an informed investment decision.

                  (c) PMB is aware that the Purchased Shares are "restricted securities" under the 1933 Act and cannot be sold or otherwise transferred without registration under the 1933 Act and applicable state securities laws or without an exemption therefrom, and is aware that it may be required to bear the financial risks of its purchase for the indefinite period of time.

                  (d) PMB is purchasing the Purchased Shares for investment for its own account and not with a view to or for sale in connection with any distribution of the Purchased Shares to or for the account of others.

                  (e) PMB recognizes that no federal or state agency has recommended or endorsed the purchase of the Purchased Shares or passed upon the adequacy or accuracy of the information set forth herein, and that the Corporation is relying on the truth and accuracy of the representations, declarations and warranties made by PMB as contained herein in selling the Purchased Shares.

                  (f) PMB has at all times been given the opportunity to obtain reasonably requested additional information, to verify the accuracy of the information received and to ask questions of and receive answers from certain representatives of the Corporation concerning the terms and conditions of PMB's investment in the Corporation and the nature and prospect of the Corporation's business.

                  (g) PMB recognizes that the purchase of the Purchased Shares is a speculative investment and any financial forecasts or other estimates which may have been made by the Corporation merely represent predictions of future events which may or may not occur and are based on assumptions which may or may not occur. As a consequence, such financial forecasts or other estimates may not be relied upon to indicate the actual results which might be attained.

                  (h) PMB is not relying upon the Corporation with respect to PMB's tax and other economic circumstances in connection with its investment in the Corporation. In regard to the tax and other economic considerations related to such investment, PMB has relied on the advice of, or has consulted with, only its own professional advisors.

                  (i) PMB understanding and agrees that a legend in substantially the following form may be placed on all certificates evidencing the Purchased Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR ANY APPLICABLE STATE SECURITIES LAW BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE LAWS, IF SUCH REGISTRATION IS REQUIRED, OR IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                                   ARTICLE 4

                                COVENANTS OF BNRX

      From the date hereof until the Closing Date, except as otherwise consented to or approved by PMB in writing, the Corporation agrees that it shall act, or refrain from acting where required hereinafter, to comply with the following:

         4.1 Conduct of Business of the Corporation. The Corporation shall conduct its operations only according to its ordinary and usual course of business to preserve intact the Corporation's Business, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them. In addition, the Corporation shall: (a) not amend its Articles of Incorporation or By-Laws, (b) maintain at their current levels the compensation payable or to become payable by the Corporation to any officer, employee or agent being paid $40,000.00 per year or more on June 30, 2001, other than adjustments to compensation which may have been made in the ordinary course of business consistent in nature and amount with the Corporation's past practices, (c) refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued or those which are in the ordinary course of business consistent in nature and amount with the Corporation's past practices, (d) refrain from entering into any contract or commitment except contracts in the ordinary course of business, (e) refrain from making any change affecting any bank, safe deposit or power of attorney arrangements of the Corporation, (f) refrain from taking any of the actions referred to in Section 2.25 of this Agreement, and (g) refrain from taking any action, or omitted to take any action, which with the passage of time would cause the representations and warranties contained in Article II hereof to be untrue or incorrect.

         4.2 Exclusive Dealing. The Corporation represents and agrees that as the date hereof and until the Closing Date or earlier termination of this Agreement, the Corporation has not taken and will not take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, or entered into any agreement or understanding with, any Person, other than PMB and its representatives, concerning any purchase of any capital stock or other securities of the Corporation, any stock dividend, stock split or recapitalization, or any merger, sale of substantial assets or similar transaction involving the Corporation, except as disclosed in the Disclosure Statement or as otherwise agreed by PMB.

         4.3 Review of the Corporation. PMB, prior to the Closing Date, directly or through its representatives, shall have been provided access to all information about the Corporation including, but not limited to, review of the assets, liabilities, Business, contracts, corporate and business books and records of the Corporation and its financial and legal condition to the extent it deems necessary or advisable. Such review shall not, however, affect the representations and warranties made by the Corporation. At all reasonable times prior to the Closing Date and upon reasonable notice, the Corporation shall permit PMB and its representatives to have access to the premises, personal property, contracts, documents, and books and records of the Corporation and to cause the Corporation to have furnished PMB with such financial and operating data and other information with respect to the Business of the Corporation as PMB shall have reasonably requested.

         4.4 Notice of Developments. As of the Closing Date, BNRX Management shall have caused the Corporation to confer on a regular and frequent basis with one or more designated representatives of PMB to report material operational matters and to report the general status of ongoing operations. BNRX Management shall have caused the Corporation to notify PMB of any material occurrence, unexpected emergency or other change in the normal course of its Business or in the operation of its properties and of any governmental complaints, investigations or proceedings, involving any material property of the Corporation. The Corporation shall have given prompt written notice to PMB of any material adverse development that could reasonably be expected to cause any of the representations and warranties set forth in Article II above to be untrue or incorrect as of the

Closing Date. No disclosure by the Corporation pursuant to this Section, however, shall be deemed to amend or supplement any representation or warranty set forth in Article II or the Disclosure Statement, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         4.5 Notices and Consents. As of the Closing Date, BNRX Management shall have caused the Corporation to give any notices to third parties and shall have caused the Corporation to use its best efforts to obtain any third party consents that PMB may have requested in connection with the transactions contemplated by this Agreement. BNRX Management shall have caused the Corporation to give all notices to, make all filings with, and shall have used its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement.

         4.6 No Dissolution. From the date hereof until the Closing Date, there shall not have been taken any action to dissolve, liquidate, or terminate the legal existence of the Corporation.

         4.7 Monthly Financial Statements. Monthly unaudited consolidated financial statements of the Corporation and its subsidiaries since July 31, 2001 will be prepared in accordance with GAAP (except as to the absence of footnotes), will be provided to PMB in a timely manner when available (but in no event later than the 15th day following the end of each month) and will be certified as true and correct in all material respect by the Corporation's President and Chief Accounting Officer. Such statements will indicate any material changes in the results of operations, balance sheet or cash flow of the Corporation since the date of the Corporation Interim Financial Statements.

         4.8 Disclosure Statement. No later than September 20, 2001, the Corporation shall deliver to PMB the Disclosure Statement.

         4.9 Stock Option Grant. Effective as of the date hereof, the Corporation hereby grants to PMB (or to one or more persons or entities designated by PMB) an option to purchase 5,000,000 shares of the Corporation's common stock at a price per share equal to $1.00 (the "PMB Option"). The PMB Option shall (i) have a term of ten years, (ii) be freely transferable, in whole or in part, and (iii) be fully vested and exercisable on and after October 15, 2001; provided, however, that the PMB Option shall terminate immediately in the event that this Agreement is terminated by PMB pursuant to Section 9.1(a),
(c)(i) or (c)(ii) or pursuant to Section 9.(c)(iii) if any of the conditions set forth in Sections 5.7, 5.8, 5.9, 5.10 or 5.12 have not been satisfied. Promptly following the date hereof, the Corporation shall provide to PMB an option agreement, in a form and substance reasonably satisfactory to PMB, evidencing the PMB Option.

                                   ARTICLE 5

                     CONDITIONS TO PMB'S OBLIGATION TO CLOSE

      The obligation of PMB to consummate the transactions contemplated by this Agreement on the Closing Date is conditioned upon satisfaction on or prior to the Closing Date of each of the following conditions:

         5.1 Deliveries by the Corporation at Closing. The Corporation shall deliver to PMB at Closing each of the items set forth in Section 7.1 below.

         5.2 No Material Adverse Change. From the date of this Agreement to the Closing Date there shall have been no (i) material adverse change in the Business, operations, assets, nature of assets, accounting treatment, liabilities, condition (financial or otherwise), results of operations, or prospects of the Corporation and its subsidiaries, taken as a whole and (ii) material damage, destruction, or loss to any asset or property, tangible or intangible, of the Corporation and its subsidiaries which materially affects the ability of the Corporation and its subsidiaries to conduct its Business, or material adverse occurrences which affect the Purchased Shares or the ability of the Corporation to issue, transfer, sell and convey the Purchased Shares as contemplated by this Agreement.

         5.3 Truth of Representations and Warranties. The representations and warranties of the Corporation contained in this Agreement shall have been true and correct when made and shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         5.4 No Litigation Threatened. No action or proceedings against the Corporation shall have been instituted or, to the knowledge of BNRX Management, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

         5.5 Performance of Agreements. All of the covenants, agreements and obligations of the Corporation to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed.

         5.6 Notices and Consents. As of the Closing Date, the Corporation shall have given any notices to third parties and shall have obtained any third party consents that are required or that PMB may reasonably have requested in connection with the transactions contemplated by this Agreement. The Corporation shall have given all notices to, make all filings with, and shall have obtained any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement.

         5.7 Due Diligence. PMB and any lender or investor which provides financing in connection with the transactions contemplated by this Agreement shall have completed its or their business, financial and legal due diligence investigations of BNRX and its subsidiaries, the Business and the Purchased Shares, and each shall be satisfied, in their sole and absolute discretion, as to the results thereof. PMB also shall have received and be satisfied with the monthly financial statements delivered by BNRX pursuant to Section 4.7 above.

         5.8 NASDAQ Listing. The Corporation shall be relisted and in good standing on the NASDAQ SmallCap Market without any conditions which are unsatisfied, except the consummation of the purchase of the Purchased Shares by PMB described herein.

         5.9 Technology Value. PMB shall have obtained an opinion or verification from an independent appraiser which is satisfactory to PMB, in its sole discretion, as to the value of the Corporation's technology.

         5.10 Review by Tax Counsel. PMB shall have the opportunity to review the structure of this transaction with tax counsel of its choosing. Should such tax counsel advise that the transactions contemplated herein could be structured on a more tax neutral basis, the parties hereto agree to modify the form and structure of the transactions contemplated herein to achieve such objective; provided, however, that any such modification must not have any unreasonable negative tax impact on the Corporation or its stockholders.

         5.11 Board of Directors. The Board of Directors of BNRX shall have been reconstituted such that a majority of the Board of Directors as of the Closing Date shall be designees of PMB.

         5.12 Disclosure Statement. PMB shall be satisfied, in its sole and absolute discretion, with the disclosures, exceptions and other information provided by the Corporation in the Disclosure Statement.

         5.13 Shareholder Approval. BNRX shall have obtained the requisite shareholder approval for the issuance by BNRX of the Purchased Shares and the PMB Option and the consummation of the transactions contemplated herein.

                                   ARTICLE 6

                         CONDITIONS TO THE CORPORATION'S
                              OBLIGATIONS TO CLOSE

      The obligations of the Corporation to consummate the transactions contemplated by this Agreement on the Closing Date are conditioned upon satisfaction on or prior to the Closing Date, of each of the following conditions:

         6.1 Deliveries by PMB to the Corporation at the Closing. PMB shall deliver to the Corporation at the Closing each of the items set forth in Section
8.1 below.

         6.2 Truth of Representations and Warranties. The representations and warranties of PMB contained in this Agreement shall be true and correct when made and on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         6.3 Performance of Agreements. All of the covenants, agreements and obligations of PMB to be performed by it prior to the Closing pursuant to the terms of this Agreement shall have been duly performed.

         6.4 No Litigation Threatened. No action or proceedings against PMB shall have been instituted or, to the knowledge of PMB, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

         6.5 Fairness Opinion. An opinion, dated as of the Closing Date, from the Corporation's financial advisors stating that the transactions contemplated by this Agreement are fair, from a financial point of view, to the Corporation's stockholders shall have been delivered to the Board of Directors of the Corporation.

                                   ARTICLE 7

                     THE CORPORATION'S DELIVERIES AT CLOSING

         7.1 Deliveries by the Corporation to PMB at Closing. At the Closing, the Corporation shall deliver to PMB the following certificates, agreements and other documents, each in form and substance satisfactory to PMB in its sole and absolute discretion:

                  (a) Stock certificates evidencing the Purchased Shares;

                  (b) A Shareholders' Agreement, signed by the Corporation and the holders of not less than 50% of the issued and outstanding capital stock of the Corporation (excluding the Purchased Shares), that provides, among other things, that such holders shall agree (i) not to sell their shares of capital stock except as provided therein and (ii) to vote their shares of capital stock for the election to the Board of the nominees of PMB and to not change the size of the Board without PMB's consent (the "Shareholders' Agreement");

                  (c) A Registration Rights Agreement, signed by the Corporation that provides certain demand and "piggyback" registration rights to the holders of the Purchased Shares and to the holders of the shares of BNRX common stock issuable upon exercise of the PMB Option;

                  (d) A certificate executed by the Secretary of the Corporation, as to the charter and bylaws of the Corporation, the resolutions adopted by the directors and stockholders of the Corporation in connection with this Agreement, the incumbency of certain officers of the Corporation and the jurisdictions in which the Corporation is qualified to conduct business;

                  (e) A certificate from the Secretary of State for the State of Nevada to the effect that the Corporation is in good standing in the State of Nevada;

                  (f) A certificate executed by the President and Chief Accounting Officer of the Corporation, dated the Closing Date, certifying (i) the accuracy of the Corporation's representations and warranties set forth in
Article II hereunder; (ii) that the Corporation has performed and complied with all agreements, covenants and conditions required hereunder; and (iii) that no action or proceeding has been instituted against the Corporation, or, to the best knowledge, information and belief of the President of the Corporation, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby; and

                  (g) an opinion of counsel for the Corporation.

                                   ARTICLE 8

                           PMB'S DELIVERIES AT CLOSING

         8.1 Deliveries by PMB to BNRX at Closing. At the Closing, PMB shall deliver to BNRX the following:

                  (a) The Purchase Price for the Purchased Shares as set forth in Section 1.2 above;

                  (b) A certificate executed by the Secretary of PMB, dated the Closing Date, as to the charter and bylaws of PMB, the resolutions adopted by the directors of PMB in connection with this Agreement, the incumbency of certain officers of PMB and the jurisdiction in which PMB is qualified to conduct business;

                  (c) A certificate from the Secretary of State for the State of Delaware to the effect that PMB is in good standing in the State of Delaware;

                  (d) A certificate executed by the President of PMB, dated the Closing Date, certifying the accuracy of PMB's representations and warranties set forth in Article III hereunder and that PMB has performed and complied with all agreements, covenants and conditions required hereunder; and

                  (e) The Shareholders' Agreement executed by PMB.

                                   ARTICLE 9

                           TERMINATION AND ABANDONMENT

         9.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                  (a) by mutual consent of PMB and BNRX;

                  (b) by PMB or BNRX if this Agreement is not consummated on or before October 15, 2001; provided, however, that PMB may extend the Closing Date for an additional 60 days if the condition set forth in Section 5.8 has not been satisfied; and provided further that if any party has willfully breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this
Section 9.1(b), and each other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law;

                  (c) by PMB if (i) PMB or any lender or investor which provides financing in connection with the transactions contemplated by this Agreement shall not have been satisfied, in their sole and absolute discretion, with the results of their business, financial and legal due diligence investigation of BNRX and its subsidiaries, the Business and the Purchased Shares, (ii) PMB cannot obtain financing, on terms satisfactory to PMB in its sole and absolute discretion, to fund the Purchase Price, or (iii) any of the other conditions specified in Article V hereof have not been satisfied as of the Closing Date; or

                  (d) by BNRX if as of the Closing Date any of the conditions specified in Article VI hereof have not been satisfied.

         9.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 9.1 hereof and subject to the proviso contained in Section 9.1(b), this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) each party shall deliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) all information received by any party hereto with respect to the business of any other party or the Corporation or any subsidiary (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Survival. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing contemplated herein.

         10.2 Expenses. BNRX shall each pay its own expenses incident to the negotiation, preparation and carrying out of this Agreement. BNRX shall also pay at Closing the reasonable fees and expenses of one counsel for PMB and its designees and assigns in connection with the negotiation, execution and consummation of this Agreement.

         10.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Delaware applicable to agreements executed and to be performed solely within such State.

         10.4 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         10.5 Notices. Any notice, demand or other communication required or permitted under this Agreement shall be sufficiently given if and when (a) delivered in person, (b) sent by telecopy, (c) three days after mailing by registered or certified mail, postage prepaid, addressed as follows:

if to PMB, to:

      Pharmaceutical Marketing Brands, Inc.
      Attn: Jerry Brager, Chairman
      100 Woodbridge Center Drive, Suite 202
      Woodbridge, New Jersey 07095
      tel: (732) 726-0441
      fax: (732) 726-0943

and if to the Corporation, to:

      Bionutrics, Inc.
      Attn:  Ronald Howard Lane, Ph.D.
      2425 E. CamelBack Road
      Suite 650

      Phoenix, Arizona 85016
      Tel: (602) 508-0112
      Fax: (602) 508-0115

or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier or mailed.

         10.6 Parties in Interest. Other than as provided in Section 10.12 hereof, this Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         10.7 Counterparts. This Agreement may be executed by facsimile or original signature in two or more counterparts, all of which taken together shall constitute one instrument.

         10.8 Entire Agreement. This Agreement, including the exhibits, schedules, and other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         10.9 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by PMB and BNRX.

         10.10 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         10.11 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

         10.12 Assignment. This Agreement is not assignable or transferable by any of the parties hereto without the consent of all of the parties hereto; provided, however, that, without the approval of any party hereto, PMB may assign this Agreement to one or more "accredited investors", including an entity formed for the purpose of acquiring the Purchased Shares of the Corporation. The right to make any such assignment is conditioned upon each assignee agreeing in writing to be bound by all of the provisions (including, but not limited to, the representations and warranties) of this Agreement as if the assignee had originally executed this Agreement in place of PMB. It is also agreed that PMB and its assigns may grant liens in respect of its rights and interests hereunder to its lenders (and any agent for the lenders), and the parties hereto consent to any exercise by such lenders (and such agent) of their rights and remedies with respect to such collateral.

         10.13 Jurisdiction.

                  (a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New Jersey located in

Middlesex County, New Jersey, or in any court within the jurisdiction of the United States District Court for the District of New Jersey, as the party bringing such action or proceeding may elect, and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in
Section 10.6, such service to become effective ten days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

                  (b) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

                  (c) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies that the parties hereto may have.

                  (d) The parties hereto agree that the prevailing party or parties, as the case may be, in any action, suit, arbitration or other proceeding arising out of or with respect to this Agreement or the transactions contemplated hereby shall be entitled to reimbursement of all costs of litigation, including reasonable attorneys' fees, from the non-prevailing party.

         10.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

                                     *******

      IN WITNESS WHEREOF, the Corporation and PMB have executed this Stock Purchase Agreement as of the day and year first above written.

Attest:                                   PHARMACEUTICAL MARKETING
                                          BRANDS, INC.

   /s/ Peter Cossman                      By:   /s/ Jerry Brager
______________________________               ___________________________________
                                               Jerry Brager, Chairman

Attest:                                   BIONUTRICS, INC.

   /s/ Karen J. Harwell                   By:   /s/ Ronald Howard Lane
______________________________               ___________________________________
                                               Ronald Howard Lane, Ph. D.
                                               Chairman and Chief Executive
                                               Officer